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                                                                   EXHIBIT 10.11

                                 FIRST AMENDMENT
                                       OF
                             HOUSEHOLD INTERNATIONAL
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                           FOR RESTRICTED STOCK RIGHTS


                  WHEREAS, Household International, Inc. (the "Company") maintains the Household International Non-Qualified Deferred Compensation Plan for Restricted Stock Rights (the "Plan"); and

                  WHEREAS, amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, pursuant to the power reserved to the Compensation Committee under Section 16 of the Plan and a resolution adopted by the Compensation Committee of the Company on September 10, 2002, the Plan is hereby amended, effective as of September 10, 2002, by substituting the following for Section 7 of the Plan:

                  "Section 7. Hypothetical Investment. Each deferred compensation account will be credited with hypothetical shares of Household stock on the date on which the Household Restricted Stock Rights otherwise would have vested. Unless the participant makes an election otherwise as outlined below, during the deferral period his deferred compensation account will be credited on each dividend payment date for the Company's Common Stock with additional hypothetical shares of Household stock determined by dividing the aggregate cash dividend which would have been paid if the existing hypothetical Household stock were actual shares of the Company's Common stock (the "Hypothetical Dividend") by the fair market value of the Company's Common Stock as of the dividend payment date, computed to four decimal places. For purposes of the Plan, the "fair market value" of one share of the Company's Common Stock shall be the average of the high and low sale prices for a share of such Common Stock for the respective determination date. At the time the election of deferral is made in accordance with Sections 5 and 6 of this Plan, the participant may irrevocably choose to receive in cash any future Hypothetical Dividends attributable to that deferral. In addition, a participant may make a one-time irrevocable acceleration election prior to October 1, 2002 to receive, in cash, Hypothetical Dividends attributable to hypothetical shares of Household stock credited to the participant's deferred compensation account pursuant to a deferral election made before September 1, 2002 ("Prior Deferrals"). This one-time election will apply only to Hypothetical Dividends payable on or after April 1, 2003 with respect to such Prior Deferrals. Cash payments of any Hypothetical Dividends will be disbursed with the regular payroll processed following each dividend payment date on the Company's Common Stock, less the amount of any taxes required to be withheld by any federal, state or local government. If no election is made by the participant, then hypothetical shares attributable to the Hypothetical Dividends will be credited to the participant's deferred compensation account. There is no guarantee a participant's



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         deferred compensation account will increase in value; the account may decrease in value based on the performance of Household stock."

                                            HOUSEHOLD INTERNATIONAL, INC.




                                    By:     /s/ George A. Lorch
                                            -----------------------------
                                            George A. Lorch
                                            Chair, Compensation Committee


Dated:   September 10, 2002



ATTEST:




/s/ Kenneth H. Robin
--------------------
Kenneth H. Robin
Secretary



(CORPORATE SEAL)

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                             HOUSEHOLD INTERNATIONAL

                    NON-QUALIFIED DEFERRED COMPENSATION PLAN
                           FOR RESTRICTED STOCK RIGHTS


         Section 1. Purpose. The purpose of this Plan is to provide certain executives of Household International, Inc. (the "Company") and certain of its direct and indirect subsidiaries (the Company and such subsidiaries being referred to as the "Employers") the opportunity to defer receipt of compensation and provide for future savings of compensation earned in connection with the vesting of Household Restricted Stock Rights. The provision of such an opportunity is designed to aid the Company in attracting and retaining as executives persons whose abilities, experience and judgment can contribute to the well-being of the Company.

         Section 2. Name, Effective Date. The effective date of this plan known as the Household International Non-Qualified Deferred Compensation Plan for Restricted Stock Rights (the "Plan") is September 11, 2001.

         Section 3. Eligibility. Any executive of the Employers who is a participant in the 1998 Key Executive Bonus Plan and has outstanding Restricted Stock Rights for Household International, Inc. Common Stock, $1.00 par value ("Household stock") is eligible to participate in this Plan.

         Section 4. Deferred Compensation Account. An unfunded deferred compensation account shall be established for each person who elects to participate in the Plan.

         Section 5. Amount of Deferral. In the calendar year prior to the scheduled vesting of Household Restricted Stock Rights on a date at least six months prior to the date the participant's Restricted Stock Rights are scheduled to vest, the participant can make an irrevocable election to defer the right to receive all or a portion of the stock that would otherwise be paid to the participant upon the scheduled vesting of the Restricted Stock Rights. The Household stock as to which an election is made will be credited to the participant's deferred compensation account on the date such stock would otherwise have been initially vested.


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         Section 6. Election of Deferral. An election to defer the right to receive stock under this Plan shall be made on forms provided by the Compensation Committee of the Board of Directors of the Company (the "Committee") for that purpose and shall be effective on the date indicated, but not before the date filed with the Committee.

         If a participant has failed to select a deferred distribution date for a deferral or if he terminates employment before such deferred distribution date, then distribution of such deferred compensation account will be made as soon as practicable in the calendar year following the date of the participant's termination of employment. The earliest deferred distribution date specified by the participant for any deferral under this Plan must be at least two years after the calendar year in which the vesting of Restricted Stock Rights otherwise would have occurred. The election shall be irrevocable upon receipt by the Committee.

         Section 7. Hypothetical Investment. Each deferred compensation account will be credited with hypothetical shares of Household stock on the date on which the Household Restricted Stock Rights otherwise would have vested. During the deferral period, the deferred compensation account will be credited on each dividend payment date for the Company's Common Stock with additional hypothetical shares of Household stock determined by dividing the aggregate cash dividend which would have been paid if the existing Household stock were actual shares of the Company's Common stock by the fair market value of the Company's Common Stock as of the dividend payment date, computed to four decimal places. For purposes of the Plan, the "fair market value" of one share of the Company's Common Stock shall be the average of the high and low sale prices for a share of such Common Stock for the respective determination date. There is no guarantee a participant's deferred compensation account will increase in value; the account may decrease in value based on the performance of Household stock.

         Section 8. Payment of Deferral. If a participant elected to defer any year's compensation under this Plan to a specific date other than his or her termination of employment, the value of such year's deferred compensation will be payable in stock with only fractional shares paid in cash on the date specified unless it is paid earlier due to termination of employment. The value of a participant's deferred compensation account will be payable in stock with only fractional


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shares paid in cash as soon as practicable following the end of the year in which a participant terminates employment unless an earlier date is specified by the participant in his deferral election. All deferred amounts to be paid to a participant pursuant to the Plan are to be paid in shares of Household stock with the value of such shares being the fair market value of an equal number of shares of Household stock on the date of payment.

         In the event that the participant becomes totally disabled, the Committee, in its absolute discretion, may distribute all or a portion of the participant's deferred compensation account according to a revised payment schedule but it must still be paid in stock.

         Section 9. Withholding. Subject to the following sentence, there shall be deducted from all deferrals and payments under this Plan the amount of any taxes required to be withheld by any federal, state or local government unless these amounts are paid in cash by the participant. However, for any taxes required to be withheld by any federal, state or local government in connection with a deferral, these amounts must be paid in cash immediately after the vesting date and not by reducing the shares otherwise credited to the participant's account. The participants and their beneficiaries, distributees, and personal representatives will bear any and all federal, foreign, state, local or other income or other taxes imposed on amounts deferred or paid under this Plan.

         Section 10. Designation of Beneficiary. A participant may designate a beneficiary or beneficiaries which shall be effective upon filing written notice with the Committee on the form provided by the Committee for that purpose. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been filed, the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary or beneficiaries.

         Section 11. Death of Participant or Beneficiary. In the event of a participant's death before he has received the full value of his deferred compensation account, the then current value of the participant's deferred compensation account shall be determined and such amount shall be paid to the beneficiary or beneficiaries of the deceased participant as soon as practicable thereafter in stock with only fractional shares paid in cash. If no designated beneficiary has been named or survives the participant, the beneficiary will be the participant's estate.


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         Section 12. Participant's Rights Unsecured. The right of any participant or beneficiary to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and any successor company in the event of a merger, consolidation, reorganization or any other event which causes the Company's assets or business to be acquired by another company. No provisions contained in the Plan shall be construed to give any participant or beneficiary at any time a security interest in the deferred compensation account or any other assets of the Company. Upon deferral under this Plan, a participant gives up his right to receive stock that otherwise would have been issued as a consequence of vesting of Restricted Stock Rights and receives, instead, the contractual right to an unfunded deferred compensation account equal in value to the value of the stock that otherwise would have been received.

         Section 13. Statement of Account. Statements will be sent to participants following the end of each year as to the value of their deferred compensation accounts as of December 31st of such year.

         Section 14. Assignability. No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary.

         Section 15. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall conclusively interpret the provisions of the Plan, decide all claims, and shall make all determinations under the Plan. The Committee shall act by vote or written consent of a majority of its members. The Committee may authorize the appointment of an agent to perform recordkeeping and other administrative duties with respect to the Plan.

         Section 16. Amendment or Termination of Plan. This Plan may at any time or from time to time be amended, modified or terminated by the Committee. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals on his prior elections. Rights accrued prior to termination of the Plan will not be canceled by termination of the Plan.

         Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         Section 18. Payment of Certain Costs of the Participant. If a dispute arises regarding the interpretation or enforcement of this Plan and the participant (or, in the event of his death, his


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beneficiary) obtains a final judgment in his favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or his claim is settled by the Company prior to the rendering of such a judgment, all reasonable legal and other professional fees and expenses incurred by the participant in contesting or disputing any such claim or in seeking to obtain or enforce any right or benefit provided for in this Plan or in otherwise pursuing his claim will be promptly paid by the Company with interest thereon at the highest Illinois statutory rate for interest on judgments against private parties from the date of payment thereof by the participant to the date of reimbursement to him by the Company.

         Section 19. Securities Law. With respect to participants subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee or its designee fails to so comply, it shall be deemed null and void.

         Section 20. Change in Control. A "Change in Control " shall be deemed to have occurred if:

         (1) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Company or any subsidiary of the Company, or any employee benefit plan of the Company, or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent


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               increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, then no Change in Control shall be deemed to have occurred;

         (2) During any period of two (2) consecutive years (not including any period prior to December 1, 1998) individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (1), above, or subparagraph (3), below) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board");

         (3) Consummation of (x) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets,
                (y) a plan of merger or consolidation of the Company with any other corporation, or (z) a similar transaction or series of transactions involving the Company (any transaction described in parts (x) through (z) of this subparagraph (3) being referred to as a "Business Combination"), in each case unless after such a Business Combination (I) the stockholders of the Company immediately prior to the Business Combination continue to own, directly or


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               indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination, (II) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (III) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         Notwithstanding any other provision of the Plan, if a Change of Control occurs, then the Company shall create a trust or take such other actions as are appropriate to protect each participant's deferred compensation account.




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